 EX-1.01
SEAGATE TECHNOLOGY HOLDINGS PLC

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2024

INTRODUCTION

This Conflict Minerals Report (“Report”) of Seagate Technology Holdings public limited company (together with its subsidiaries, the “Company,” “Seagate,” “we,” “us” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”), for the reporting period from January 1 to December 31, 2024. (the “Reporting Period”). This Report is being filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD and is also posted on our website at http://www.seagate.com/esg/. Information contained on, or accessible through, our website is not a part of this Report.

The Rule imposes certain reporting obligations on the registrants of the Securities and Exchange Commission (the “SEC”) whose manufactured products contain tin, tantalum, tungsten, or gold (“3TG,” also defined by the Rule as “Conflict Minerals”). The Democratic Republic of the Congo (“DRC”) and its adjoining countries have extensive reserves of 3TG, some of which are illegally sourced and traded by armed groups who are responsible for serious human rights violations (“armed groups”). The purpose of the Rule is to encourage companies whose products contain 3TG to endeavor to source from suppliers who do not directly or indirectly support such armed groups through their purchasing decisions. The DRC and its adjoining countries, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia, are collectively referred to in this Report as the “Covered Countries.”

Seagate recognizes the need for universal human rights protections and is dedicated to maintaining a supply chain that supports the dignity and innate rights of all persons. Seagate prohibits the use in its products of 3TG whose supply chains contribute to human rights abuses. This includes a commitment to not use 3TG that directly or indirectly finance armed conflict or benefit armed groups. Importantly, Seagate discourages the practice of avoiding 3TG sourcing from the Covered Countries as a way of fulfilling this objective. Seagate firmly believes that the use of validated responsibly-sourced 3TG from Conflict Affected and High Risk Areas (“CAHRAs”), including the Covered Countries, is a socially responsible practice.

As of December 31, 2024, 100 percent of the 3TG smelters or refiners (“SORs”, or “SOR” in the singular) in Seagate’s supply chain participated in a third-party audit program.

For the Reporting Period, Seagate found no reasonable basis for concluding that any 3TG in our products directly or indirectly financed or benefited armed groups.

COMPANY AND PRODUCT OVERVIEW

Seagate is a leading provider of data storage technology and infrastructure solutions. Our principal products are hard disk drives. In addition, we produce a broad range of data storage products including solid state drives, storage subsystems, as well as a scalable edge-to-cloud mass data platform that includes data transfer shuttles and a storage-

as-a-service cloud. Our principal data storage markets include mass capacity storage and legacy markets. Mass capacity storage involves well-established use cases, such as hyperscale data centers and public clouds, as well as emerging use cases, supporting high-capacity, low-cost per terabyte storage applications, including nearline, video and image applications, network-attached storage and edge-to-cloud data storage infrastructures. Legacy markets include consumer, mission critical, and client applications.

APPLICABILITY OF THE RULE

Seagate is a partially vertically integrated company; we make our own recording heads and media, which, together with other procured components, are then assembled into finished functional data storage devices. We do not directly procure 3TG from mines. Apart from sputtering targets, we do not directly procure 3TG from SORs; rather, we purchase parts, components, materials, and subassemblies containing these metals. As such, Seagate occupies the supply chain position of a downstream company as defined by the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidance”).

We are subject to the Rule because certain products that we manufacture or contract to be manufactured contain 3TG that are necessary to the functionality or production of our products.

Accordingly, we are required under the Rule to conduct a reasonable country of origin inquiry (“RCOI”) designed to determine in good faith whether any of the 3TG in our products either originated in the Covered Countries or came from recycled or scrap materials. We performed due diligence, as set forth in the “Due Diligence Program Design” section below, to conduct the RCOI.

COLLABORATION

Our focus on responsible sourcing began well in advance of the adoption of the Rule. Seagate has been a member of the Responsible Business Alliance (“RBA”) since 2004 and our employees have worked closely with this organization to improve the social, ethical, and environmental practices of our global supply chain. The RBA is the world’s largest industry coalition dedicated to corporate social responsibility in global supply chains. Through the RBA’s Responsible Minerals Initiative (“RMI”), we have worked, and continue to work, with other companies focusing on responsible 3TG sourcing.

Seagate firmly believes that maintaining an ethical supply chain takes a collective effort. We rely on our direct suppliers to provide information with respect to the 3TG contained in the parts, components, materials, and subassemblies supplied to us. In all cases, the information relating to the origin of the 3TG contained in our products is provided to us through our membership in the RMI.

Seagate recognizes that robust and lasting business relationships are critical in building resiliency and reducing risk in the supply chain. We strive to build strong connections with our suppliers, industry peers, and customers. We also participated in industry conferences, workgroups, and trainings with these stakeholders.

DUE DILIGENCE PROGRAM DESIGN

The OECD Guidance established a five-step framework for due diligence as a basis for responsible supply chain management of 3TG from CAHRAs. We outline select elements of our due diligence program design below. To determine the source and chain of custody of 3TG necessary for the production of our products, we conducted due diligence on our supply chain using measures developed to ascertain whether the 3TG originated from the Covered Countries and, if so, whether the purchase of such 3TG directly or indirectly finances or benefits armed groups.

Due Diligence Design Framework

Our Conflict Minerals due diligence measures have been designed to conform to the OECD Guidance for 3TG for “downstream companies” (as defined in the OECD Guidance) in all material respects. Our due diligence measures addressed these five steps as set forth below.

1.Establish strong Company management systems:

a.    We have established a Responsible Sourcing of Minerals Policy (the “Policy”). The Policy is available on our corporate website (available at https://www.seagate.com/files/www-content/global-citizenship/policies/files/responsible-sourcing-of-minerals-policy-09-2020.pdf) and has been communicated to our suppliers, employees and internal consultants, including via hosting a webinar for suppliers.
b.    We have senior-level employees, who are members of cross-functional working groups within the Company, who are responsible for the management and continued implementation of our Conflict Minerals compliance strategy. This group includes representatives from our supply chain, sustainability, financial reporting and legal organizations.
c.    Employees at manufacturing sites receive training on the RBA Code of Conduct requirements.
d.    We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the RBA and Global E-Sustainability Initiative and administered by the RMI to identify SORs in our supply chain. The CMRT requires that suppliers provide information concerning the usage and sourcing of 3TG in their products.
e.    We utilize internal counsel and internal consultants to assist with our compliance efforts.
f.    Seagate is an active member of the RBA and the RMI, and is an active participant in the United Nations Global Compact.
g.    Materials procurement contracts reference and require RBA Code of Conduct or Conflict Minerals compliance.
h.    We have a third-party managed Ethics Helpline as a grievance mechanism for employees, suppliers, or other stakeholders where concerns can be reported, including concerns relating to our Conflict Minerals management program. Reports may be made in English, Spanish, French, Chinese, Korean, Malay, Portuguese, and Thai at +1 (800) 968-4925 or online at https://seagate.alertline.com/.

2.    Identify and assess risks in our supply chain:

a.    We require suppliers who provide parts, components, materials, or subassemblies containing 3TG to provide a CMRT unless the supplier has previously disclosed the 3TG is not intentionally added or used in the product or production process.
b.    We review supplier CMRTs for completeness relative to our internal operating procedures and controls. We reject CMRTs that appear inaccurate, incomplete, or not aligned with established acceptance criteria and request the supplier to perform additional due diligence to address identified issues.

c.    We use the Smelter List maintained by the RMI to assess whether SORs are validated as conformant with the Responsible Minerals Assurance Process (“RMAP”) standard1.

3.    Design and implement a strategy to respond to identified risks:

a.    Designated employees monitor and report risks to our senior management team.
b.    Suppliers are requested to remove SORs that are not validated as conformant with the RMAP standard, or not actively pursuing validation, from the supply chain.

4.    Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain:

a. We support independent third-party audits through our RMI membership.
b. We assess information provided by the RMI to determine if a SOR is conformant with the RMAP standard.
c.    Direct suppliers are required to undergo an RBA Validated Assessment Program audit once every two years.

5.    Report on supply chain due diligence:

a.We file annually a Form SD and a Conflict Minerals Report with the SEC and make them publicly available on our website.
b.We publish annually an ESG Performance Report and make it publicly available on our website.

Due Diligence Measures Performed

Our due diligence measures for the Reporting Period included the following activities:

•We maintained an internal team to implement the Management Plan. Through cross-functional collaboration, the team undertook the following measures, which were designed to support our compliance with the Rule and our Management Plan:

1.Maintained requirements in supplier contracts to define Seagate’s expectations of suppliers regarding sourcing of 3TG and reporting of information to Seagate.

2.Conducted a review to identify direct (i.e., first tier) suppliers of parts, components, materials, and subassemblies containing 3TG necessary to the functionality or production of our products (“3TG Direct Suppliers”).

3.Requested that all 3TG Direct Suppliers provide information to us regarding their 3TG using the CMRT to ascertain, for each of the 3TG, the SOR(s) where it was processed.

1 In this report, ‘conformant with the RMAP standard’ includes gold refiners recognized by the RMI as conformant under the Cross Recognition Policy, Version 3, dated May 2019, administered jointly by the RMI, the LBMA (London Bullion Market Association), and the Responsible Jewellery Council.

4.Reviewed and endeavored to validate the information provided by our 3TG Direct Suppliers by establishing a process that includes an assessment of the completeness and reasonableness of the information provided, then conducting follow-up communications to address deficiencies, if any.

5.Compared the SORs identified by 3TG Direct Suppliers via the CMRT against the RMI list of SORs that are validated as conformant with the RMAP standard.

6.Supported the RMI through membership in the RBA, membership in the RMI, and requests of our 3TG Direct Suppliers to encourage the SORs in their supply chains to achieve conformance with the RMAP standard.

7.Made periodic reports to Seagate senior management.

ANALYSIS OF SUPPLIER DATA AND DUE DILIGENCE DETERMINATION

Reasonable Country of Origin Inquiry

To conduct our RCOI, we utilized the RMI’s RCOI data together with the data our suppliers provided on their CMRTs. The RMI RCOI data provides the countries from which SORs validated as conformant with the RMAP standard are known to source 3TG, and it is used to determine the possible origins of the 3TG in our products.

Based on our RCOI, Seagate knows or has reason to believe that its 3TG originated or may have originated in the Covered Countries. RMI discloses groupings, by SOR, of countries from which each of its 3TG minerals may originate. In addition, the country of origin of 3TG is not disclosed for every SOR recognized by RMI under the Cross Recognition Policy. Thus, the following list provides a view of countries from which 3TG in our products may be sourced while simultaneously possibly not fully enumerating every country from which our 3TG is sourced.

Possible Countries of Origin for Mined Material (excludes Recycled/Scrap sources)

Argentina	Costa Rica	Japan	New Zealand	Spain
Australia	Côte d'Ivoire	Kazakhstan	Nicaragua	Sudan
Austria	Dominican Republic	Kenya	Niger	Suriname
Azerbaijan	Ecuador	Korea, Republic of	Nigeria	Sweden
Benin	Egypt	Kyrgyzstan	Oman	Tajikistan
Bolivia	Eswatini	Lao	Panama	Tanzania
Bosnia and Herzegovina	Ethiopia	Liberia	Papua New Guinea	Thailand
Botswana	Finland	Madagascar	Peru	Turkey
Brazil	France	Malaysia	Philippines	Uganda
Bulgaria	French Guiana	Mali	Portugal	United Kingdom
Burkina Faso	Georgia	Mauritania	Russia	United States
Burundi	Germany	Mexico	Rwanda	Uzbekistan
Canada	Ghana	Mongolia	Saudi Arabia	Vietnam
Chile	Guinea	Morocco	Senegal	Zambia
China	Guyana	Mozambique	Sierra Leone	Zimbabwe
Colombia	Honduras	Myanmar	Slovakia
Congo	Indonesia	Namibia	South Africa

*Table compiled using RCOI data version 71 from the RMI, dated January 31, 2025

Smelters and Refiners

We carried out the actions described in the “Due Diligence Measures Performed” section above to ascertain the source and chain of custody of the 3TG used in our supply chain. For the Reporting Period, 100% of our 3TG Direct Suppliers spend provided CMRT data to us. Given the dynamic nature of the supply chain, we provide below the snapshot list of SORs understood to be operating and in our supply chain at the end of the Reporting Period. Our 3TG Direct Suppliers have named these SORs as their sources of 3TG in the products we buy from them. We have subjected each incoming CMRT to systematic scrutiny, often followed by additional supplier communication. Except for a few instances, the SOR lists provided to us were complete. Several suppliers indicated that their SOR lists were substantially complete but possibly not exhaustive. The list below includes 3TG SORs reported to be in our supply chain and understood to be in operation as of December 31, 2024. In addition, the inclusion of any name on our list does not imply that its 3TG necessarily comprise portions of our products. This is because some suppliers provide CMRTs at the supplier level instead of the part level, resulting in overinclusion. Inclusion on this list only implies that the 3TG in our products may come from these sources.

SORs in Operation and in the Seagate Supply Chain

Metal	Smelter	Country
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Agosi AG	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	DSC (Do Sung Corporation)	REPUBLIC OF KOREA
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	LT Metal Ltd.	REPUBLIC OF KOREA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	REPUBLIC OF KOREA
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	T.C.A S.p.A	ITALY
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Korea Zinc Co., Ltd.	REPUBLIC OF KOREA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	L'Orfebre S.A.	ANDORRA
Gold	Italpreziosi	ITALY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Bangalore Refinery	INDIA
Gold	SungEel HiMetal Co., Ltd.	REPUBLIC OF KOREA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	NH Recytech Company	REPUBLIC OF KOREA
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA

Gold	WEEEREFINING	FRANCE
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Coimpa Industrial LTDA	BRAZIL
Tantalum	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Ximei Resources (Guangdong) Limited	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	Materion Newton Inc.	UNITED STATES
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	PowerX Ltd.	RWANDA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgicas S.A.	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CV Ayi Jaya	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	SungEel HiMetal Co., Ltd.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA

Tin	PT Bangka Serumpun	INDONESIA
Tin	Tin Technology & Refining	UNITED STATES
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	DS Myanmar	MYANMAR
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	Mining Minerals Resources SARL	CONGO
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL

Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM

During the Reporting Period, Seagate was able to facilitate the removal of all identified non-conformant SORs from our supply chain. We use an in-house database, referred to as the Compliance Assurance System (“CAS2”), to maintain product-level compliance data. Our supply chain organization has continued to work on building resiliency in the supply chain by ensuring that, where possible, components are not sourced from a single supplier. Our sourcing practices improvements during the Reporting Period can be partially attributed to our supply chain organization having real-time visibility on Conflict Minerals program metrics and leveraging sourcing arrangements with suppliers to ensure that non-conformant SORs were removed from the supply chain if they failed to participate in the RMAP.

FUTURE PLANS TO IMPROVE DUE DILIGENCE AND SUPPLIER RESPONSIVENESS

Seagate expects to pursue several initiatives to continue to maintain a responsible supply chain, including the following:
∙    Continue to seek supplier commitments to responsible sources of 3TG, to request that suppliers have their SORs engage in the validation audit process, and, if necessary, convert to other preferred sources.
∙    Continue to refine CAS2 to further automate our data management, better facilitate supplier communications, and provide improved metrics to guide our risk management.
∙    In calendar year 2025, we plan to refresh all our 3TG Direct Supplier data using the latest CMRT. We continue to work with the RBA and the RMI to improve processes that encourage responsible sourcing of 3TG in a manner that avoids de facto boycott of responsibly sourced minerals from CAHRAs.
∙    Increase our focus on activities upstream of SORs to gain better visibility on the real-world conditions in the localities that the 3TG in our products are sourced from.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Conflict Minerals Report on Form SD, including the Conflict Minerals Report attached as Exhibit 1.01, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about our future plans to improve due diligence and supplier responsiveness and to seek supplier commitments in this regard, to explore expanding the scope of our due diligence efforts beyond 3TG, to continue to refine CAS2 and refresh our supplier data, to continue our commitment to responsible sourcing, and to focus on activities upstream of SORs. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q filed with the SEC.

Undue reliance should not be placed on the forward-looking statements in this Conflict Minerals Report on Form SD, which are based on information available to us on, and which speak only as of, the date hereof. Except as may be required by law, we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.